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[INTERSTATE LOGO]


                                              December 20, 2002






Dear Stockholder:

We have previously mailed to you proxy materials relating to Interstate National Dealer Services, Inc.'s special meeting of stockholders to be held on January 8, 2003.

According to our latest records, we have not received your proxy card. Regardless of the number of shares you own, it is important that they are represented at the meeting. If you haven't previously mailed your proxy card, please take a moment to complete and mail in the proxy card now or vote by either the phone or via the internet, as per the instructions on the enclosed duplicate proxy card provided for your convenience.

For the reasons set forth in the proxy statement dated December 6, 2002, your Board of Directors believes the proposal(s) are in the best interest of the Company and its stockholders and recommends a vote FOR the proposal(s).

If you have already mailed your proxy card, please disregard this letter and accept our thanks.



                                              Very truly yours,


                                              /s/ Chester J. Luby

                                              Chester J. Luby
                                              Chairman